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                                                                    EXHIBIT 99.1


Atmos Energy Corporation
P. O. Box 650205
Dallas, Texas  75265-0205
(972) 934-9227
                                                       [ATMOS ENERGY CORPORATION
                                                              LOGO APPEARS HERE]

                                 NEWS RELEASE

DATE:  JULY 29, 1997                            MEDIA CONTACT:  MARGARET WATSON
                                                                 (972)855-4050

FOR RELEASE: Immediately                    INVESTOR/ANALYST CONTACT: Don James
                                                                 (972)855-3720


                         ATMOS ENERGY COMPLETES MERGER
                            WITH UNITED CITIES GAS


Dallas, Texas - Atmos Energy Corporation today announced that the merger of United Cities Gas Company of Brentwood, Tennessee into Atmos is scheduled to become effective at 11:59 p.m. on July 31, 1997. The closing of the merger occurred earlier today.

With the completion of the merger, Atmos becomes the 12th largest natural gas distribution company in the U. S. based on the number of customers served. United Cities will continue to operate under its own name as an operating division of Atmos.

Atmos Energy Corporation of Dallas, Texas, provides natural gas service to approximately 1 million customers in 13 states through its operating companies - Energas Company, Greeley Gas Company, Trans Louisiana Gas Company, Western Kentucky Gas Company and United Cities Gas Company.